Exhibit 5.5

                       [Cadwalader, Wickersham & Taft LLP]

                                  May 12, 2004





Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue, 5th Floor
New York, New York  10010-3629

              Re: CONDUIT MORTGAGE AND MANUFACTURED HOUSING CONTRACT PASS-THROUGH CERTIFICATES
                   --------------------------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to Credit Suisse First Boston Mortgage Securities Corp. (the "DEPOSITOR"), in connection with the Depositor's Registration Statement on Form S-3 (the "REGISTRATION Statement"). The Registration Statement is being filed today with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Act of 1933, as amended (the "ACT"). A prospectus forming a part of the Registration Statement (the "PROSPECTUS") describes Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates ("SECURITIES") to be sold by the Depositor in one or more series (each, a "SERIES") of Securities. Each Series of Securities will be issued under a separate pooling and servicing agreement, trust agreement or indenture (each, an "AGREEMENT") among the Depositor, a servicer (a "SERVICER"), a trustee (a "TRUSTEE"), and, if applicable, such other parties to be identified in the Prospectus Supplement for such Series. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Prospectus.

                  In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, including the Prospectus and the form of Prospectus Supplement constituting a part thereof, in the form filed with the Commission; and (2) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set forth below. We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this letter, the federal laws of the United States of America. We express no opinion with respect to any Series of Securities representing beneficial interests in a Delaware statutory trust and we express no opinion with respect to any Series of Securities for which we do not act as counsel to the Depositor.

                  Based on and subject to the foregoing, we are of the opinion that:

                  1. When the Securities of a Series have been duly executed, authenticated, delivered and sold in accordance with the terms of the Agreement for such Series, such Securities will be validly issued and outstanding, fully paid and nonassessable, and entitled to the benefits provided by such Agreement.

                  2. The description of federal income tax consequences appearing under the heading "Material Federal Income Tax Consequences" in the Prospectus accurately

Credit Suisse First Boston
Mortgage Securities Corp.                     -2-                  May 12, 2004


         describes the material federal income tax consequences to holders of Securities, under existing law and subject to the qualifications and assumptions stated therein. We also hereby confirm and adopt the opinions expressly set forth under such heading, under existing law and subject to the qualifications and assumptions set forth therein.

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "Material Federal Income Tax Consequences" in the Prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.


                                          Very truly yours,


                                          /s/ Cadwalader, Wickersham & Taft LLP
                                          -------------------------------------
                                          Cadwalader, Wickersham & Taft LLP